UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

On November 17, 2016, American Water Capital Corp. (“AWCC”), a wholly owned subsidiary of American Water Works Company, Inc. (“American Water”), sold $250 million aggregate principal amount of its 3.000% Senior Notes due 2026 (the “2026 Notes”) and $300 million aggregate principal amount of its 4.000% Senior Notes due 2046 (the “2046 Notes”, and, together with the 2026 Notes, the “Notes”)) pursuant to an Underwriting Agreement dated November 14, 2016, among AWCC, American Water, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein.  The Notes have the benefit of a support agreement from American Water (the “Support Agreement”).

The Notes and the obligations of American Water represented by the Support Agreement were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File Nos. 333-203949-01 and 333-203949).  At the closing of the offering, the Company received, after deduction of underwriting discounts and before deduction of offering expenses, net proceeds of approximately $541.8 million.  AWCC intends to use such net proceeds to lend funds to American Water and its regulated operating subsidiaries, to make repayments of AWCC’s commercial paper obligations, and for general corporate purposes.

The Notes were issued pursuant to the Indenture, dated December 4, 2009, by and between AWCC and Wells Fargo Bank, National Association, as trustee, as supplemented by officers’ certificates establishing the terms of the Notes.

This Current Report on Form 8-K is being filed to report the closing of the offering summarized herein and to include, as exhibits, certain documents executed in connection with the sale of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

 The following exhibits have been filed herewith:

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated November 14, 2016, by and among AWCC, American Water, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate of AWCC, dated November 17, 2016, establishing the terms and authorizing the issuance of the 2026 Notes.
4.2	Officers’ Certificate of AWCC, dated November 17, 2016, establishing the terms and authorizing the issuance of the 2046 Notes.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: November 17, 2016	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*

Underwriting Agreement, dated November 14, 2016, by and among AWCC, American Water, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

4.1*	Officers’ Certificate of AWCC, dated November 17, 2016, establishing the terms and authorizing the issuance of the 2026 Notes.
4.2*	Officers’ Certificate of AWCC, dated November 17, 2016, establishing the terms and authorizing the issuance of the 2046 Notes.
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

* Filed herewith.